Exhibit 99.1

November 19, 2007
For 7:00 am EDT Release

Contacts:	Shareholders’/Analysts’ Inquiries:	Media Inquiries:
	Robbin Moore-Randolph	Chris Ahearn
	704-758-3579	704-758-2304

LOWE’S REPORTS THIRD QUARTER EARNINGS

MOORESVILLE, N.C.  – Lowe’s Companies, Inc. (NYSE: LOW), the world’s second largest home improvement retailer, today reported net earnings of $643 million for the quarter ended November 2, 2007, a 10.2 percent decline over the same period a year ago.  Diluted earnings per share declined 6.5 percent to $0.43 from $0.46 in the third quarter of 2006.  For the nine months ended November 2, 2007, net earnings declined 3.7 percent to $2.40 billion while diluted earnings per share declined 0.6 percent to $1.58.

Our ongoing commitment to maintain a safe shopping and working environment resulted in improved claims experience which led to a $112 million reduction in self-insurance liabilities for workers compensation and general liability claims.  The change increased diluted earnings per share by approximately $0.05.

Sales for the quarter increased 3.2 percent to $11.6 billion, up from $11.2 billion in the third quarter of 2006.  For the nine months ended November 2, 2007, sales increased 3.8 percent to $37.9 billion.  Comparable store sales declined 4.3 percent for both the third quarter and first nine months of 2007.

“Our sales for the quarter fell short of our expectations, but disciplined expense management and ongoing safety initiatives combined with rational and targeted promotions enabled us to deliver earnings per share at the low end of our guidance,” explained Robert A. Niblock, Lowe’s chairman and CEO.  “Many external factors contributed to the weak sales environment, including a continuing housing correction, drought conditions in several U.S. markets, and slower than expected sales in Gulf Coast markets.  Clearly the largest of these impacts was the unstable housing environment evidenced by an even steeper decline in housing turnover, falling home prices in many markets, and a near record inventory of homes for sale. Despite these factors, Lowe’s continues to gain market share according to third party estimates.

“The home improvement consumer remains pressured by the ongoing housing correction, tighter credit standards in the mortgage market, and rising financial obligations, but we believe our guidance for the fourth quarter reflects these factors and is appropriately conservative given the uncertainties that exist,” Niblock concluded.  “Pressures on our industry are likely to continue well into 2008, but we remain committed to our goal of providing great products and unmatched customer service and capitalizing on opportunities to ensure we gain profitable market share regardless of the level of industry growth.”

During the quarter, Lowe’s opened 40 new stores.  As of November 2, 2007, Lowe’s operated 1,464 stores in 49 states representing 166.1 million square feet of retail selling space, a 10.1 percent increase over last year.

A conference call to discuss third quarter 2007 operating results is scheduled for today (Monday, November 19) at 9:00 a.m. EST.  Please dial 888-817-4020 (international callers dial 706-679-8762) to participate.  A webcast of the call will take place simultaneously and can be accessed by visiting Lowe’s website at www.Lowes.com/investor and clicking on Lowe’s Third Quarter 2007 Earnings Conference Call Webcast.  A replay of the call will be archived on Lowes.com until February 24, 2008.

Lowe's Business Outlook

Fourth Quarter 2007 (comparisons to fourth quarter 2006)
•	The company expects to open approximately 72 new stores reflecting square footage growth of approximately 11 percent
•	Total sales are expected to increase approximately 3 percent
•	The company expects comparable store sales to decline 3 to 5 percent
•
Operating margin (defined as gross margin less SG&A and depreciation) is expected to decline approximately 280 basis points driven by payroll, incentive compensation, depreciation and other fixed cost de-leverage

•	Store opening costs are expected to be approximately $56 million
•	Diluted earnings per share of $0.25 to $0.29 are expected
•	Lowe’s fourth quarter ends on February 1, 2008 with operating results to be publicly released on Monday, February 25, 2008

Fiscal Year 2007 (comparisons to fiscal year 2006)
•	The company expects to open approximately 153 stores in 2007 reflecting total square footage growth of approximately 11 percent
•	Total sales are expected to increase 3 to 4 percent
•	The company expects comparable store sales to decline approximately 4 percent
•	Operating margin (defined as gross margin less SG&A and depreciation) is expected to decline approximately 130 basis points
•	Store opening costs are expected to be approximately $135 million
•	Diluted earnings per share of $1.83 to $1.87 are expected for the fiscal year ending February 1, 2008

Disclosure Regarding Forward-Looking Statements

This news release includes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”).  Statements of the company’s expectations for sales growth, comparable store sales, earnings and performance, capital expenditures, store openings, the housing market, demand for services, and any statement of an assumption underlying any of the foregoing, constitute “forward-looking statements” under the Act.  Although the company believes that the expectations, opinions, projections, and comments reflected in its forward-looking statements are reasonable, it can give no assurance that such statements will prove to be correct. A wide-variety of potential risks, uncertainties, and other factors could materially affect our ability to achieve the results expressed or implied by our forward-looking statements including, but not limited to, changes in general economic conditions, such as interest rate and currency fluctuations, higher fuel and other energy costs, slower growth in personal income, declining housing turnover, the availability of mortgage financing, inflation or deflation of commodity prices and other factors which can negatively affect our customers, as well as our ability to:  (i) respond to a greater or longer than expected downturn in the housing industry and the level of repairs, remodeling, and additions to existing homes, as well as general reduction in commercial building activity; (ii) secure, develop, and otherwise implement new technologies and processes designed to enhance our efficiency and competitiveness; (iii) attract, train, and retain highly-qualified associates; (iv) locate, secure, and successfully develop new sites for store development particularly in major metropolitan markets; (v) respond to fluctuations in the prices and availability of services, supplies, and products; (vi) respond to the growth and impact of competition; (vii) address legal and regulatory developments; and (viii) respond to unanticipated weather conditions that could adversely affect sales.  For more information about these and other risks and uncertainties that we are exposed to, you should read the “Risk Factors” included in our Annual Report on Form 10-K to the United States Securities and Exchange Commission and the descriptions of material changes, if any, in those “Risk Factors”  included in our Quarterly Reports on Form 10-Q.

The forward-looking statements contained in this news release speak only as of the date of this release and the company does not assume any obligation to update any such statements.

With fiscal year 2006 sales of $46.9 billion, Lowe’s Companies, Inc. is a FORTUNE® 50 company that serves approximately 13 million customers a week at more than 1,450 home improvement stores in 49 states. Founded in 1946 and based in Mooresville, N.C., Lowe’s is the second-largest home improvement retailer in the world. For more information, visit Lowes.com.

###

Lowe's Companies, Inc.
Consolidated Statements of Current and Retained Earnings (Unaudited)
In Millions, Except Per Share Data

	Three Months Ended				Nine Months Ended
	November 2, 2007		November 3, 2006		November 2, 2007		November 3, 2006
Current Earnings	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent

Net sales	$11,565	100.00	$11,211	100.00	$37,904	100.00	$36,522	100.00

Cost of sales	7,601	65.73	7,346	65.53	24,798	65.42	24,011	65.74

Gross margin	3,964	34.27	3,865	34.47	13,106	34.58	12,511	34.26

Expenses:

Selling, general and administrative	2,503	21.63	2,320	20.70	8,026	21.17	7,404	20.27

Store opening costs	41	0.36	44	0.39	79	0.21	97	0.27

Depreciation	340	2.94	297	2.65	995	2.63	854	2.34

Interest - net	50	0.43	45	0.40	148	0.39	110	0.30

Total expenses	2,934	25.36	2,706	24.14	9,248	24.40	8,465	23.18

Pre-tax earnings	1,030	8.91	1,159	10.33	3,858	10.18	4,046	11.08

Income tax provision	387	3.35	443	3.94	1,457	3.85	1,554	4.26

Net earnings	$643	5.56	$716	6.39	$2,401	6.33	$2,492	6.82

Weighted average shares outstanding - basic	1,470		1,522		1,490		1,540

Basic earnings per share	$0.44		$0.47		$1.61		$1.62

Weighted average shares outstanding - diluted	1,497		1,551		1,519		1,571

Diluted earnings per share	$0.43		$0.46		$1.58		$1.59

Cash dividends per share	$0.08		$0.05		$0.21		$0.13

Retained Earnings
Balance at beginning of period	$15,210		$13,843		$14,860		$12,191
Cumulative effect adjustment [1]	-		-		(8)		-
Net earnings	643		716		2,401		2,492
Cash dividends	(118)		(76)		(312)		(200)
Share repurchases	(454)		(160)		(1,660)		(160)
Balance at end of period	$15,281		$14,323		$15,281		$14,323

[1] The Company adopted FIN 48, Accounting for Uncertainty in Income Taxes, effective February 3, 2007.

Lowe's Companies, Inc.
Consolidated Balance Sheets
In Millions, Except Par Value Data

		(Unaudited)	(Unaudited)
		November 2, 2007	November 3, 2006	February 2, 2007
Assets

Current assets:
Cash and cash equivalents		$336	$657	$364
Short-term investments		231	464	432
Merchandise inventory - net		7,775	7,219	7,144
Deferred income taxes - net		241	157	161
Other current assets		193	125	213

Total current assets		8,776	8,622	8,314

Property, less accumulated depreciation		20,755	18,188	18,971
Long-term investments		333	121	165
Other assets		325	242	317

Total assets		$30,189	$27,173	$27,767

Liabilities and shareholders' equity

Current liabilities:
Short-term borrowings		$16	$-	$23
Current maturities of long-term debt		35	89	88
Accounts payable		3,895	3,416	3,524
Accrued salaries and wages		437	432	425
Self-insurance liabilities		653	616	650
Deferred revenue		793	846	731
Other current liabilities		1,363	1,315	1,098

Total current liabilities		7,192	6,714	6,539

Long-term debt, excluding current maturities		5,580	4,337	4,325
Deferred income taxes - net		615	683	735
Other liabilities		748	353	443

Total liabilities		14,135	12,087	12,042

Shareholders' equity:
Preferred stock - $5 par value, none issued		-	-	-
Common stock - $.50 par value;
Shares issued and outstanding
November 2, 2007	1,470
November 3, 2006	1,520
February 2, 2007	1,525	735	760	762
Capital in excess of par value		20	-	102
Retained earnings		15,281	14,323	14,860
Accumulated other comprehensive income		18	3	1

Total shareholders' equity		16,054	15,086	15,725

Total liabilities and shareholders' equity		$30,189	$27,173	$27,767

Lowe's Companies, Inc.
Consolidated Statements of Cash Flows (Unaudited)
In Millions

	Nine Months Ended
	November 2, 2007	November 3, 2006
Cash flows from operating activities:
Net earnings	$2,401	$2,492
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	1,069	907
Deferred income taxes	(42)	(54)
Loss on disposition/writedown of fixed and other assets	33	35
Share-based payment expense	69	56
Changes in operating assets and liabilities:
Merchandise inventory - net	(630)	(584)
Other operating assets	43	(26)
Accounts payable	368	584
Other operating liabilities	474	233
Net cash provided by operating activities	3,785	3,643

Cash flows from investing activities:
Purchases of short-term investments	(592)	(248)
Proceeds from sale/maturity of short-term investments	853	490
Purchases of long-term investments	(1,286)	(225)
Proceeds from sale/maturity of long-term investments	1,057	141
Increase in other long-term assets	(20)	(8)
Fixed assets acquired	(2,912)	(2,724)
Proceeds from the sale of fixed and other long-term assets	51	30
Net cash used in investing activities	(2,849)	(2,544)

Cash flows from financing activities:
Net decrease in short-term borrowings	(9)	-
Proceeds from issuance of long-term debt	1,294	991
Repayment of long-term debt	(89)	(24)
Proceeds from issuance of common stock under employee stock purchase plan	40	36
Proceeds from issuance of common stock from stock options exercised	58	64
Cash dividend payments	(312)	(200)
Repurchase of common stock	(1,950)	(1,737)
Excess tax benefits of share-based payments	4	5
Net cash used in financing activities	(964)	(865)

Net (decrease) increase in cash and cash equivalents	(28)	234
Cash and cash equivalents, beginning of period	364	423
Cash and cash equivalents, end of period	$336	$657